UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2021

Winnebago Industries, Inc.
(Exact Name of Registrant as Specified in its Charter)

Iowa			001-06403	42-0802678
(State or Other Jurisdiction of Incorporation)			(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 152	Forest City	Iowa		50436
(Address of Principal Executive Offices)				(Zip Code)

Registrant's telephone number, including area code:   641-585-3535

______________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 par value per share	WGO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2021, Winnebago Industries, Inc. (the "Company") announced that, on November 1, 2021, Brian D. Hazelton, President, Newmar Corporation, gave notice of his intention to resign from the Company effective November 5, 2021 to pursue an opportunity outside of the RV Industry. Mr. Hazelton joined the Company in 2016 holding positions aligned with Winnebago brand operations prior to his role leading Newmar.

A search for a successor will be initiated shortly. During the interim, Joe Shoemaker, Newmar CFO, will serve as the primary executive leader for the Newmar business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINNEBAGO INDUSTRIES, INC.

Date:	November 3, 2021	By:	/s/ Stacy L. Bogart
Stacy L. Bogart
Senior Vice President, General Counsel, Secretary and Corporate Responsibility